AMERICAN Homes 4 Rent®

FIRST QUARTER 2017

Earnings Release &
Supplemental Information Package

American Homes 4 Rent

American Homes 4 Rent

Earnings Press Release

American Homes 4 Rent Reports First Quarter 2017 Financial and Operating Results
AGOURA HILLS, Calif.—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high quality single-family homes for rent, today announced its financial and operating results for the quarter ended March 31, 2017.
Highlights

•	Total revenues increased 19.9% to $233.8 million for the first quarter of 2017 from $195.0 million for the first quarter of 2016.

•
Net loss attributable to common shareholders totaled $1.5 million, or a $0.01 loss per basic and diluted share, for the first quarter of 2017, compared to a net loss attributable to common shareholders of $4.4 million, or a $0.02 loss per basic and diluted share, for the first quarter of 2016.

•
Core Funds from Operations attributable to common share and unit holders for the first quarter of 2017 was $76.8 million, or $0.26 per FFO share and unit, compared to $63.6 million, or $0.23 per FFO share and unit, for the same period in 2016, which represents a 10.0% increase on a per share and unit basis.

•
Adjusted Funds from Operations attributable to common share and unit holders for the first quarter of 2017 was $68.8 million, or $0.23 per FFO share and unit, compared to $55.6 million, or $0.20 per FFO share and unit, for the same period in 2016, which represents a 12.7% increase on a per share and unit basis.

•	Increased Core Net Operating Income ("Core NOI") margin on Same-Home properties to 65.4% for the first quarter of 2017, compared to 63.0% for the same period in 2016.

•	Core NOI after capital expenditures from Same-Home properties increased 9.0% year over year for the quarter ended March 31, 2017.

•	Maintained solid leasing performance with total and Same-Home portfolio leasing percentages of 95.1% and 96.0%, respectively, as of March 31, 2017.

•	Achieved rental rate growth with 4.0% and 3.1% rental rate increases on new and renewal leases, respectively, during the quarter ended March 31, 2017.

•
In March and April 2017, the Company issued 14,842,982 Class A common shares and 6,000,000 5.875% Series F perpetual preferred shares, raising gross proceeds of $336.5 million and $150.0 million, respectively, before offering costs and paid off the $455.4 million AH4R 2014-SFR1 asset-backed securitization in full.

•	In March and April 2017, the Company received investment grade ratings of Baa3 and BBB- from Moody's Investor Service ("Moody's") and S&P Global Ratings ("S&P"), respectively.
“We are extremely pleased with our continued success in executing our strategic initiatives as evidenced by our first quarter operational and financial results, generating a 9.0% increase in Core NOI after capital expenditures from Same-Home properties and a 10.0% increase in Core FFO per share and unit,” stated David Singelyn, American Homes 4 Rent's Chief Executive Officer. “During the first quarter of 2017, we continued to unlock scale efficiencies and reduce expenditures, producing a 12.4% decrease in average R&M and turnover costs, net of tenant charge-backs, plus capital expenditures for our Same-Home portfolio. Finally, we further strengthened our balance sheet and were pleased to receive investment grade ratings from Moody’s and S&P. As we progress through 2017 and beyond, we are well-positioned to capitalize on internal and external expansion opportunities to drive incremental cash flow growth and produce long-term value for our shareholders.”
First Quarter 2017 Financial Results
Total revenues increased 19.9% to $233.8 million for the first quarter of 2017 from $195.0 million for the first quarter of 2016. Revenue growth was primarily driven by continued strong leasing activity, as our average leased portfolio grew to 45,042 homes for the quarter ended March 31, 2017, compared to 40,429 homes for the quarter ended March 31, 2016.

American Homes 4 Rent

Earnings Press Release (continued)

Net loss attributable to common shareholders totaled $1.5 million, or a $0.01 loss per basic and diluted share, for the first quarter of 2017, compared to a net loss attributable to common shareholders of $4.4 million, or a $0.02 loss per basic and diluted share, for the first quarter of 2016. This improvement was primarily attributable to higher revenues and lower acquisition fees and costs expensed, partially offset by increases in property operating and depreciation expenses resulting from growth in our property count and a gain on the conversion of Series E convertible units into Series D convertible units in the first quarter of 2016.
Core NOI from Same-Home properties increased 7.6% to $103.3 million for the first quarter of 2017, compared to $96.1 million for the first quarter of 2016. This increase was primarily due to rental rate growth and lower core property operating expenses. After capital expenditures, Core NOI from Same-Home properties increased 9.0% to $98.3 million for the first quarter of 2017, compared to $90.2 million for the first quarter of 2016. This additional improvement was attributable to our operational enhancements, which also resulted in lower levels of capital expenditures.
Core NOI on our total portfolio increased 24.0% to $131.7 million for the first quarter of 2017, compared to $106.2 million for the first quarter of 2016. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties.
Core Funds from Operations attributable to common share and unit holders ("Core FFO attributable to common share and unit holders") was $76.8 million, or $0.26 per FFO share and unit, for the first quarter of 2017, compared to $63.6 million, or $0.23 per FFO share and unit, for the first quarter of 2016. Adjusted Funds from Operations attributable to common share and unit holders ("Adjusted FFO attributable to common share and unit holders") for the first quarter of 2017 was $68.8 million, or $0.23 per FFO share and unit, compared to $55.6 million, or $0.20 per FFO share and unit, for the first quarter of 2016. This improvement was primarily attributable to significant increases in rental revenue driven by overall portfolio growth, a larger number of leased properties and higher rental rates.
Portfolio
As of March 31, 2017, the Company had 45,285 leased properties, an increase of 487 properties from December 31, 2016. As of March 31, 2017, the leased percentage on Same-Home properties was 96.0%, compared to 95.7% as of December 31, 2016.
Investments
As of March 31, 2017, the Company’s total portfolio consisted of 48,336 homes, including 704 homes held for sale, compared to 48,422 homes as of December 31, 2016, including 1,119 homes held for sale, a decrease of 86 homes, which included 420 homes acquired, 504 homes sold (including 476 former ARPI properties) and 2 homes rescinded.
Capital Activities and Balance Sheet
In March 2017, the Company issued 14,842,982 Class A common shares of beneficial interest, $0.01 par value per share, in an underwritten public offering and concurrent private placement, raising gross proceeds to the Company of $336.5 million after underwriter's discount and before offering costs of approximately $0.6 million.
As of March 31, 2017, the Company had cash and cash equivalents of $495.8 million and had total outstanding debt of $3.0 billion, excluding an unamortized discount on acquired debt, the value of exchangeable senior notes classified within equity and unamortized deferred loan costs, with a weighted-average stated interest rate of 3.81% and a weighted-average term to maturity of 13.1 years. The Company’s $650.0 million revolving credit facility and $350.0 million term loan facility had outstanding borrowings of zero and $350.0 million, respectively, at the end of the quarter.

American Homes 4 Rent

Earnings Press Release (continued)

In April 2017, the Company paid off the outstanding principal on the AH4R 2014-SFR1 asset-backed securitization of approximately $455.4 million using proceeds from the Class A common share offering in March 2017 and available cash.
In April 2017, the Company issued 6,000,000 of 5.875% Series F cumulative redeemable perpetual preferred shares in an underwritten public offering, raising gross proceeds of $150.0 million before offering costs of approximately $5.0 million, with a liquidation preference of $25.00 per share.
In March 2017, Moody’s assigned a Baa3 issuer rating to the Company and indicated that the rating outlook is stable. In April 2017, S&P assigned a BBB- investment grade rating to the Company and indicated that the rating outlook is stable.
Additional Information
A copy of the Company’s First Quarter 2017 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, May 5, 2017, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended March 31, 2017, and to provide an update on its business. The domestic dial-in number is (877) 705-6003 (for U.S. and Canada) and the international dial-in number is (201) 493-6725 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, May 19, 2017, by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13658809#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of March 31, 2017, we owned 48,336 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that we will continue to capture the benefits of our recent maintenance initiatives and will continue to generate strong results. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company's management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further

American Homes 4 Rent

Earnings Press Release (continued)

description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company’s subsequent filings with the SEC.

American Homes 4 Rent

Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2017	2016
Operating Data
Net loss attributable to common shareholders	$(1,490)	$(4,377)
Core revenues from single-family properties	$202,201	$169,123
Core Net Operating Income	$131,718	$106,207
Core Net Operating Income margin	65.1%	62.8%
Platform Efficiency Percentage	12.7%	14.6%
Adjusted EBITDA	$123,985	$100,822
Adjusted EBITDA Margin	60.4%	58.0%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.23	$0.25
Core FFO attributable to common share and unit holders	$0.26	$0.23
Adjusted FFO attributable to common share and unit holders	$0.23	$0.20

	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Selected Balance Sheet Information - end of period
Single-family properties, net	$7,542,196	$7,547,856	$7,545,398	$7,521,659	$7,561,189
Total assets	$8,490,605	$8,107,210	$8,086,499	$8,252,400	$8,097,710
Outstanding borrowings under credit facilities, net	$346,909	$321,735	$321,575	$142,000	$438,000
Total Debt	$2,999,587	$2,981,062	$2,988,383	$3,166,858	$3,469,465
Total Market Capitalization	$11,194,693	$10,227,619	$10,319,885	$10,145,385	$8,619,808
Total Debt to Total Market Capitalization	26.8%	29.1%	29.0%	31.2%	40.2%
Net Debt to Adjusted EBITDA	5.2 x	6.3 x	6.8 x	7.5 x	9.9 x
NYSE AMH Class A common share closing price	$22.96	$20.98	$21.64	$20.48	$15.90

Portfolio Data - end of period
Leased single-family properties	45,285	44,798	44,746	44,729	44,455
Occupied single-family properties	44,941	44,559	44,267	44,021	43,907
Single-family properties newly acquired and being renovated	367	312	406	183	320
Single-family properties being prepared for re-lease	121	91	90	177	136
Vacant single-family properties available for re-lease	1,796	1,985	1,625	1,333	1,242
Vacant single-family properties available for initial lease	63	117	48	34	221
Total single-family properties, excluding held for sale	47,632	47,303	46,915	46,456	46,374
Single-family properties held for sale	704	1,119	1,238	1,582	1,581
Total single-family properties	48,336	48,422	48,153	48,038	47,955
Total leased percentage (1)	95.1%	94.7%	95.4%	96.3%	95.9%
Total occupancy percentage (1)	94.4%	94.2%	94.4%	94.8%	94.7%
Same-Home leased percentage (36,813 properties)	96.0%	95.7%	96.1%	96.8%	96.8%
Same-Home occupancy percentage (36,813 properties)	95.2%	95.3%	95.1%	95.2%	95.7%

Other Data
Distributions declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series A participating preferred share	$0.31	$0.31	$0.31	$0.31	$0.31
Distributions declared per Series B participating preferred share	$0.31	$0.31	$0.31	$0.31	$0.31
Distributions declared per Series C participating preferred share	$0.34	$0.34	$0.34	$0.34	$0.34
Distributions declared per Series D perpetual preferred share	$0.41	$0.41	$0.41	$0.17	$—
Distributions declared per Series E perpetual preferred share	$0.40	$0.40	$0.41	$—	$—

(1)	Leased and occupancy percentages are calculated based on total single-family properties, excluding held for sale properties.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	7

American Homes 4 Rent

Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2017	2016
Revenues:
Rents from single-family properties	$201,107	$167,995
Fees from single-family properties	2,604	2,197
Tenant charge-backs	28,373	21,016
Other	1,670	3,751
Total revenues	233,754	194,959

Expenses:
Property operating expenses	83,305	68,612
Property management expenses	17,478	16,746
General and administrative expense	9,295	8,570
Interest expense	31,889	30,977
Acquisition fees and costs expensed	1,096	5,653
Depreciation and amortization	73,953	69,517
Other	1,558	1,253
Total expenses	218,574	201,328

Gain on sale of single-family properties and other, net	2,026	234
Gain on conversion of Series E units	—	11,463
Remeasurement of participating preferred shares	(5,410)	(300)

Net income	11,796	5,028

Noncontrolling interest	(301)	3,836
Dividends on preferred shares	13,587	5,569

Net loss attributable to common shareholders	$(1,490)	$(4,377)

Weighted-average shares outstanding—basic and diluted	244,391,368	219,157,870

Net loss attributable to common shareholders per share—basic and diluted	$(0.01)	$(0.02)

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent

Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2017	2016
Net loss attributable to common shareholders	$(1,490)	$(4,377)
Adjustments:
Noncontrolling interests in the Operating Partnership	(339)	3,912
Net (gain) on sale / impairment of single-family properties and other	(1,097)	(60)
Depreciation and amortization	73,953	69,517
Less: depreciation and amortization of non-real estate assets	(2,549)	(1,355)
FFO attributable to common share and unit holders	$68,478	$67,637
Adjustments:
Acquisition fees and costs expensed	1,096	5,653
Noncash share-based compensation expense (1)	938	870
Noncash interest expense related to acquired debt	840	576
Gain on conversion of Series E units	—	(11,463)
Remeasurement of participating preferred shares	5,410	300
Core FFO attributable to common share and unit holders	$76,762	$63,573
Recurring capital expenditures (2)	(6,444)	(6,017)
Leasing costs	(1,482)	(1,929)
Adjusted FFO attributable to common share and unit holders	$68,836	$55,627

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.23	$0.25
Core FFO attributable to common share and unit holders	$0.26	$0.23
Adjusted FFO attributable to common share and unit holders	$0.23	$0.20

Weighted-average FFO shares and units:
Common shares outstanding	244,391,368	219,157,870
Share-based compensation plan (3)	719,113	—
Operating partnership units	55,555,960	54,740,345
Total weighted-average FFO shares and units	300,666,441	273,898,215

(1)
For each of the three-month periods ended March 31, 2017 and 2016, $0.5 million that related to corporate administrative employees was recorded in general and administrative expense and $0.4 million that related to centralized and field property management employees was recorded in property management expenses.

(2)
As a portion of our homes are recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual capital expenditures per Same-Home Property by (b) our total number of properties, excluding non-stabilized and held for sale properties.

(3)	Reflects the effect of potentially dilutive securities issuable upon the assumed vesting / exercise of restricted stock units and stock options.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent

Core Net Operating Income - Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Mar 31,
	2017	2016
Rents from single-family properties	$201,107	$167,995
Fees from single-family properties	2,604	2,197
Bad debt expense	(1,510)	(1,069)
Core revenues from single-family properties	202,201	169,123

Property tax expense	36,762	30,274
HOA fees, net of tenant charge-backs	3,886	3,423
R&M and turnover costs, net of tenant charge-backs (1)	12,295	12,179
Insurance	1,940	2,103
Property management expenses, net of tenant charge-backs (2)	15,600	14,937
Core property operating expenses	70,483	62,916

Core Net Operating Income	$131,718	$106,207
Core Net Operating Income margin	65.1%	62.8%

	For the Three Months Ended Mar 31, 2017
	Same-Home Properties	Stabilized, Non-Same-Home Properties	Former ARPI Properties	Subtotal Same-Home, Stabilized and ARPI	Other & Held for Sale Properties (3)	Total Single-Family Properties
Property count	36,813	2,414	7,470	46,697	1,639	48,336

Rents from single-family properties	$157,269	$10,091	$30,303	$197,663	$3,444	$201,107
Fees from single-family properties	1,890	108	424	2,422	182	2,604
Bad debt expense	(1,197)	(65)	(212)	(1,474)	(36)	(1,510)
Core revenues from single-family properties	157,962	10,134	30,515	198,611	3,590	202,201

Property tax expense	28,495	1,692	5,470	35,657	1,105	36,762
HOA fees, net of tenant charge-backs	2,940	155	699	3,794	92	3,886
R&M and turnover costs, net of tenant charge-backs (1)	9,456	578	1,657	11,691	604	12,295
Insurance	1,547	126	214	1,887	53	1,940
Property management expenses, net of tenant charge-backs (2)	12,187	782	2,354	15,323	277	15,600
Core property operating expenses	54,625	3,333	10,394	68,352	2,131	70,483

Core Net Operating Income	$103,337	$6,801	$20,121	$130,259	$1,459	$131,718
Core Net Operating Income margin	65.4%	67.1%	65.9%	65.6%	40.6%	65.1%

(1)	R&M and turnover costs, net of tenant charge-backs includes in-house maintenance costs, which were previously presented separately.

(2)
Property management expenses, net of tenant charge-backs excludes $0.4 million of noncash share-based compensation expense related to centralized and field property management employees for each of the three-month periods ended March 31, 2017 and 2016.

(3)	Includes 935 non-stabilized properties and 704 properties classified as held for sale.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent

Same-Home Results – Quarterly Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2017	2016	Change
Number of Same-Home properties	36,813	36,813
Leased percentage as of period end	96.0%	96.8%	(0.8)%
Occupancy percentage as of period end	95.2%	95.7%	(0.5)%
Average occupancy percentage	95.3%	95.3%	—%
Average contractual monthly rent as of end of period	$1,506	$1,454	3.6%
Turnover Rate	9.1%	8.8%	0.3%
Turnover Rate - TTM	41.3%	N/A

Core Net Operating Income from Same-Home Properties:
Rents from single-family properties	$157,269	$151,522	3.8%
Fees from single-family properties	1,890	1,887	0.2%
Bad debt	(1,197)	(987)	21.3%
Core revenues from Same-Home properties	157,962	152,422	3.6%

Property tax	28,495	27,366	4.1%
HOA fees, net of tenant charge-backs	2,940	3,002	(2.1)%
R&M and turnover costs, net of tenant charge-backs (1)	9,456	10,674	(11.4)%
Insurance	1,547	1,837	(15.8)%
Property management, net of tenant charge-backs	12,187	13,462	(9.5)%
Core property operating expenses from Same-Home properties	54,625	56,341	(3.0)%

Core Net Operating Income	$103,337	$96,081	7.6%
Core Net Operating Income margin	65.4%	63.0%

Capital expenditures	5,063	5,908	(14.3)%
Core Net Operating Income After Capital Expenditures	$98,274	$90,173	9.0%

Per property:
Average capital expenditures	$138	$160	(14.3)%
Average R&M and turnover costs, net of tenant charge-backs, plus capital expenditures	$394	$450	(12.4)%

Same-Home Results – Sequential Quarterly History

	For the Three Months Ended
	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
Core Net Operating Income from Same-Home Properties:
Rents from single-family properties	$157,269	$156,523	$155,223	$153,276	$151,522
Fees from single-family properties	1,890	1,795	2,236	2,054	1,887
Bad debt	(1,197)	(1,386)	(1,817)	(1,125)	(987)
Core revenues from Same-Home properties	157,962	156,932	155,642	154,205	152,422

Property tax	28,495	27,055	27,905	28,443	27,366
HOA fees, net of tenant charge-backs	2,940	3,005	3,062	2,940	3,002
R&M and turnover costs, net of tenant charge-backs (1)	9,456	10,571	14,018	11,455	10,674
Insurance	1,547	1,668	1,676	1,700	1,837
Property management, net of tenant charge-backs	12,187	12,351	12,998	13,134	13,462
Core property operating expenses from Same-Home properties	54,625	54,650	59,659	57,672	56,341

Core Net Operating Income	$103,337	$102,282	$95,983	$96,533	$96,081
Core Net Operating Income margin	65.4%	65.2%	61.7%	62.6%	63.0%

Capital expenditures	5,063	5,402	8,993	7,471	5,908
Core Net Operating Income After Capital Expenditures	$98,274	$96,880	$86,990	$89,062	$90,173

Per property:
Average capital expenditures	$138	$147	$244	$203	$160
Average R&M and turnover costs, net of tenant charge-backs, plus capital expenditures	$394	$434	$625	$514	$450

(1)	R&M and turnover costs, net of tenant charge-backs includes in-house maintenance costs, which were previously presented separately.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent

Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 1Q17 NOI	Average Contractual Monthly Rent (1)
Market
Dallas-Fort Worth, TX	3,053	$161,688	7.7%	$1,628
Indianapolis, IN	2,719	153,128	6.3%	1,332
Atlanta, GA	2,436	165,202	6.6%	1,443
Charlotte, NC	2,193	175,084	6.6%	1,476
Greater Chicago area, IL and IN	1,999	180,241	4.8%	1,750
Houston, TX	1,951	174,771	4.5%	1,645
Cincinnati, OH	1,821	173,519	5.0%	1,497
Phoenix, AZ	1,575	163,552	3.8%	1,224
Tampa, FL	1,518	190,083	4.3%	1,622
Raleigh, NC	1,473	181,472	4.3%	1,448
Jacksonville, FL	1,466	152,911	3.9%	1,398
Nashville, TN	1,441	209,587	5.2%	1,669
Columbus, OH	1,374	154,571	3.9%	1,498
Orlando, FL	1,076	169,757	2.8%	1,511
Salt Lake City, UT	1,047	220,371	3.7%	1,565
Las Vegas, NV	950	175,937	2.7%	1,417
San Antonio, TX	833	155,367	1.9%	1,459
Austin, TX	665	151,151	1.4%	1,456
Denver, CO	635	274,399	2.8%	2,033
Charleston, SC	604	179,615	1.7%	1,573
All Other (2)	5,984	173,767	16.1%	1,439
Total / Average	36,813	$173,815	100.0%	$1,506

	Average Occupancy Percentage			Avg. Change in Rent for Renewals	Avg. Change in Rent for Re-Leases	Avg. Blended Change in Rent
Market	1Q17 QTD	1Q16 QTD	Change
Dallas-Fort Worth, TX	94.9%	96.1%	(1.2)%	3.5%	5.2%	4.2%
Indianapolis, IN	95.4%	94.6%	0.8%	2.0%	2.0%	2.0%
Atlanta, GA	96.0%	96.6%	(0.6)%	4.1%	6.2%	4.9%
Charlotte, NC	95.2%	96.1%	(0.9)%	3.4%	4.4%	3.9%
Greater Chicago area, IL and IN	96.3%	95.2%	1.1%	2.9%	2.1%	2.6%
Houston, TX	92.9%	94.2%	(1.3)%	2.1%	(1.7)%	0.4%
Cincinnati, OH	95.6%	93.7%	1.9%	2.6%	3.2%	2.8%
Phoenix, AZ	97.1%	97.0%	0.1%	3.4%	8.9%	5.6%
Tampa, FL	94.4%	94.9%	(0.5)%	3.3%	4.0%	3.6%
Raleigh, NC	94.9%	95.6%	(0.7)%	2.9%	3.7%	3.3%
Jacksonville, FL	95.4%	95.1%	0.3%	2.7%	5.0%	3.7%
Nashville, TN	94.7%	95.0%	(0.3)%	3.2%	3.6%	3.4%
Columbus, OH	96.3%	96.2%	0.1%	3.0%	3.7%	3.3%
Orlando, FL	96.0%	95.6%	0.4%	3.7%	7.9%	5.5%
Salt Lake City, UT	97.0%	95.9%	1.1%	2.9%	6.7%	4.5%
Las Vegas, NV	96.9%	95.2%	1.7%	2.9%	7.4%	4.6%
San Antonio, TX	94.5%	95.3%	(0.8)%	3.3%	2.8%	3.1%
Austin, TX	94.2%	94.8%	(0.6)%	3.4%	5.4%	4.2%
Denver, CO	94.6%	97.5%	(2.9)%	3.6%	4.2%	3.8%
Charleston, SC	95.0%	94.1%	0.9%	3.0%	5.0%	3.8%
All Other (2)	94.7%	94.3%	0.4%	2.7%	3.4%	3.0%
Total / Average	95.3%	95.3%	—%	3.0%	4.1%	3.5%

(1)	Average contractual monthly rent as of March 31, 2017.

(2)	Represents 21 markets in 15 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent

Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Mar 31, 2017	Dec 31, 2016
	(Unaudited)
Assets
Single-family properties:
Land	$1,523,551	$1,512,183
Buildings and improvements	6,672,252	6,614,953
Single-family properties held for sale, net	78,922	87,430
	8,274,725	8,214,566
Less: accumulated depreciation	(732,529)	(666,710)
Single-family properties, net	7,542,196	7,547,856
Cash and cash equivalents	495,802	118,799
Restricted cash	135,057	131,442
Rent and other receivables, net	18,721	17,618
Escrow deposits, prepaid expenses and other assets	142,745	133,594
Deferred costs and other intangibles, net	10,139	11,956
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$8,490,605	$8,107,210

Liabilities
Revolving credit facility	$—	$—
Term loan facility, net	346,909	321,735
Asset-backed securitizations, net	2,438,616	2,442,863
Exchangeable senior notes, net	108,988	108,148
Secured note payable	49,583	49,828
Accounts payable and accrued expenses	199,693	177,206
Participating preferred shares derivative liability	75,220	69,810
Total liabilities	3,219,009	3,169,590

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	2,583	2,427
Class B common shares	6	6
Preferred shares	370	370
Additional paid-in capital	4,919,315	4,568,616
Accumulated deficit	(392,282)	(378,578)
Accumulated other comprehensive income	—	95
Total shareholders’ equity	4,529,992	4,192,936

Noncontrolling interest	741,604	744,684
Total equity	5,271,596	4,937,620

Total liabilities and equity	$8,490,605	$8,107,210

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent

Debt Summary and Maturity Schedule as of March 31, 2017
(Amounts in thousands)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3) (4)	$—	$—	$—	—%	2.73%	3.4
Term loan facility (3) (4)	—	350,000	350,000	11.7%	2.68%	4.4
AH4R 2014-SFR1 (5)	455,385	—	455,385	15.2%	2.52%	2.2
Total floating rate debt	455,385	350,000	805,385	26.9%	2.59%	3.1

Fixed rate debt:
AH4R 2014-SFR2	500,527	—	500,527	16.7%	4.42%	7.5
AH4R 2014-SFR3	516,144	—	516,144	17.2%	4.40%	7.7
AH4R 2015-SFR1	542,099	—	542,099	18.0%	4.14%	28.0
AH4R 2015-SFR2	470,849	—	470,849	15.7%	4.36%	28.5
Exchangeable senior notes	—	115,000	115,000	3.8%	3.25%	1.6
Secured note payable	49,583	—	49,583	1.7%	4.06%	2.3
Total fixed rate debt	2,079,202	115,000	2,194,202	73.1%	4.26%	16.7

Total Debt	$2,534,587	$465,000	$2,999,587	100.0%	3.81%	13.1

Unamortized discounts and loan costs			(55,491)
Total debt per balance sheet			$2,944,096

Year (2)	Floating Rate	Fixed Rate	Total	% of Total
Remaining 2017	$—	$16,260	$16,260	0.5%
2018	—	136,723	136,723	4.6%
2019	455,385	68,564	523,949	17.5%
2020	—	20,714	20,714	0.7%
2021	350,000	20,714	370,714	12.4%
2022	—	20,714	20,714	0.7%
2023	—	20,714	20,714	0.7%
2024	—	956,692	956,692	31.9%
2025	—	10,302	10,302	0.3%
2026	—	10,302	10,302	0.3%
Thereafter	—	912,503	912,503	30.4%
Total	$805,385	$2,194,202	$2,999,587	100.0%
(1)     Interest rates on floating rate debt reflect stated rates as of period end.

(2)	Years to maturity and maturity schedule reflect all debt on a fully extended basis.

(3)
The interest rates shown above reflect the Company's LIBOR-based borrowing rates, based on 1-month LIBOR and applicable margin as of period end. Balances reflect borrowings outstanding as of March 31, 2017.

(4)	Per the terms of the credit agreement, all credit facility security interests have been released subsequent to March 31, 2017, after the Company achieved an investment grade rating.

(5)	The AH4R 2014-SFR1 asset-backed securitization was paid off in full during April 2017.

Interest Expense Reconciliation

	For the Three Months Ended Mar 31,
	2017	2016
Interest expense per income statement	$31,889	$30,977
Less: noncash interest expense related to acquired debt	(840)	(576)
Interest expense included in Core FFO attributable to common share and unit holders	31,049	30,401
Less: amortization of deferred financing costs	(2,562)	(2,676)
Add: capitalized interest	603	636
Cash interest	$29,090	$28,361

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent

Capital Structure as of March 31, 2017
(Amounts in thousands, except share and per share data)

Total Capitalization

Total Debt		$2,999,587	26.8%

Total preferred shares at liquidation value		975,405	8.7%

Common equity at market value:
Common shares outstanding	258,890,963
Operating partnership units	55,555,960
Total shares and units	314,446,923
NYSE AMH Class A common share closing price at March 31, 2017	$22.96
Market value of common shares and operating partnership units		7,219,701	64.5%

Total Market Capitalization		$11,194,693	100.0%

Preferred Shares

	Earliest Redemption Date	Outstanding Shares	Liquidation Value (1)		Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
5.00% Series A Participating Preferred Shares	9/30/2017	5,060,000	$28.12	$142,301	$1.250	$6,325
5.00% Series B Participating Preferred Shares	9/30/2017	4,400,000	$28.12	123,740	$1.250	5,500
5.50% Series C Participating Preferred Shares	3/31/2018	7,600,000	$27.71	210,614	$1.375	10,450
6.50% Series D Perpetual Preferred Shares	5/24/2021	10,750,000	$25.00	268,750	$1.625	17,469
6.35% Series E Perpetual Preferred Shares	6/29/2021	9,200,000	$25.00	230,000	$1.588	14,605
Total preferred shares at liquidation value		37,010,000		$975,405		$54,349

(1)
Liquidation value for all Participating Preferred Shares reflects initial liquidation value of $25.00 per share, adjusted by most recent quarterly HPA adjustment calculation, which is made available under the “For Investors” page of the Company’s website.

Credit Ratios		Credit Ratings

Net Debt to Adjusted EBITDA	5.2 x	Rating Agency	Rating	Outlook
Debt and Preferred Shares to Adjusted EBITDA	8.3 x	Moody's Investor Service	Baa3	Stable
Fixed Charge Coverage	2.9 x	S&P Global Ratings	BBB-	Stable
Unencumbered Core NOI percentage	53.6%

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent

Top 20 Markets Summary as of March 31, 2017
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Dallas-Fort Worth, TX	4,328	9.1%	$161,730	2,121	13.4
Atlanta, GA	4,122	8.7%	163,841	2,108	16.1
Houston, TX	3,152	6.6%	162,576	2,114	11.4
Charlotte, NC	2,919	6.1%	175,814	2,035	13.7
Indianapolis, IN	2,897	6.1%	151,122	1,933	14.5
Phoenix, AZ	2,770	5.8%	161,822	1,815	14.5
Nashville, TN	2,451	5.1%	198,538	2,092	12.8
Greater Chicago area, IL and IN	2,032	4.3%	180,444	1,895	15.6
Cincinnati, OH	1,962	4.1%	172,212	1,846	14.9
Raleigh, NC	1,887	4.0%	176,551	1,847	12.5
Tampa, FL	1,793	3.8%	186,329	1,943	13.6
Jacksonville, FL	1,696	3.6%	154,515	1,904	13.2
Columbus, OH	1,613	3.4%	156,546	1,836	15.6
Orlando, FL	1,560	3.3%	169,555	1,871	15.9
Salt Lake City, UT	1,048	2.2%	220,289	2,131	15.9
Las Vegas, NV	1,023	2.1%	174,585	1,841	14.2
San Antonio, TX	985	2.1%	154,773	2,012	14.2
Charleston, SC	798	1.7%	182,368	1,894	11.1
Winston Salem, NC	762	1.6%	149,244	1,730	13.3
Austin, TX	694	1.4%	151,623	1,850	12.8
All Other (3)	7,140	14.9%	188,365	1,876	13.9
Total / Average	47,632	100.0%	$172,065	1,961	14.0
Leasing Information (1)

Market	Leased Percentage (2)	Occupancy Percentage (2)	Avg. Contractual Monthly Rent Per Property (2)	Avg. Change in Rent for Renewals	Avg. Change in Rent for Re-Leases	Avg. Blended Change in Rent
Dallas-Fort Worth, TX	95.7%	94.8%	$1,627	3.6%	5.2%	4.2%
Atlanta, GA	94.0%	93.6%	1,426	4.2%	6.2%	4.9%
Houston, TX	93.3%	92.8%	1,586	2.2%	(1.6)%	0.6%
Charlotte, NC	94.1%	93.5%	1,467	3.6%	4.5%	4.0%
Indianapolis, IN	95.6%	94.9%	1,325	2.1%	2.0%	2.1%
Phoenix, AZ	97.9%	97.5%	1,203	3.4%	8.5%	5.5%
Nashville, TN	94.4%	93.8%	1,621	3.2%	3.7%	3.4%
Greater Chicago area, IL and IN	97.4%	96.2%	1,752	3.0%	2.2%	2.7%
Cincinnati, OH	94.3%	93.8%	1,496	2.7%	3.2%	2.8%
Raleigh, NC	95.3%	94.3%	1,419	3.0%	3.6%	3.3%
Tampa, FL	94.3%	93.3%	1,596	3.3%	4.1%	3.7%
Jacksonville, FL	95.6%	94.9%	1,399	2.7%	4.8%	3.6%
Columbus, OH	94.0%	93.5%	1,499	3.1%	3.8%	3.3%
Orlando, FL	96.2%	95.3%	1,488	3.8%	7.4%	5.1%
Salt Lake City, UT	97.3%	96.9%	1,565	2.9%	6.7%	4.5%
Las Vegas, NV	98.5%	97.1%	1,404	2.9%	7.3%	4.5%
San Antonio, TX	95.3%	94.5%	1,455	3.4%	2.9%	3.2%
Charleston, SC	91.2%	90.0%	1,575	3.1%	5.0%	3.8%
Winston Salem, NC	94.8%	94.2%	1,240	2.6%	3.7%	3.0%
Austin, TX	93.7%	92.7%	1,460	3.5%	5.3%	4.2%
All Other (3)	94.7%	94.0%	1,526	2.9%	3.0%	2.9%
Total / Average	95.1%	94.4%	$1,493	3.1%	4.0%	3.5%

(1)	Property and leasing information excludes held for sale properties.

(2)	Leased percentage, occupancy percentage and average contractual monthly rent per property are reflected as of period end.

(3)	Represents 22 markets in 16 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent

Leasing Performance

	1Q17	4Q16	3Q16	2Q16	1Q16
Average Change in Rent for Renewals	3.1%	3.3%	3.4%	4.1%	4.1%
Average Change in Rent for Re-leases	4.0%	2.7%	5.0%	7.5%	4.7%
Average Blended Change in Rent	3.5%	3.0%	4.1%	5.6%	4.3%

Scheduled Lease Expirations

	MTM	2Q17	3Q17	4Q17	1Q18	Thereafter
Lease expirations	1,763	12,625	11,496	7,186	11,713	502

Top 20 Markets Home Price Appreciation Trends

The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas”, which is used for purposes of computing the “HPA Factor” for our 5% Series A participating preferred shares, 5% Series B participating preferred shares and 5.5% Series C participating preferred shares as described in the prospectuses for those securities.

	HPA Index (1)								HPA Index Change
Market	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016
Dallas-Fort Worth, TX (2)	100.0	108.4	115.2	127.6	130.4	136.5	139.4	140.1	40.1%
Indianapolis, IN	100.0	106.4	112.3	117.8	117.7	124.3	127.1	124.5	24.5%
Atlanta, GA	100.0	114.2	122.3	132.0	133.8	141.8	143.9	143.0	43.0%
Charlotte, NC	100.0	113.4	118.8	126.8	129.5	131.3	136.2	136.6	36.6%
Greater Chicago area, IL and IN	100.0	111.0	115.1	118.8	118.4	124.1	126.3	126.3	26.3%
Houston, TX	100.0	110.8	123.1	130.1	126.7	128.9	131.3	133.0	33.0%
Cincinnati, OH	100.0	104.9	111.2	115.7	113.8	120.4	121.3	121.4	21.4%
Tampa, FL	100.0	113.0	121.1	132.3	137.3	141.8	145.6	149.1	49.1%
Jacksonville, FL	100.0	114.2	121.7	127.7	134.3	141.5	142.4	142.3	42.3%
Nashville, TN	100.0	111.0	117.4	131.1	129.9	138.1	140.7	141.1	41.1%
Raleigh, NC	100.0	106.7	111.6	120.0	122.6	126.4	127.3	130.8	30.8%
Phoenix, AZ	100.0	118.0	123.3	135.9	136.7	140.7	143.7	146.1	46.1%
Columbus, OH	100.0	108.9	114.5	120.8	120.5	127.6	132.5	131.5	31.5%
Salt Lake City, UT	100.0	109.4	114.5	123.2	125.7	130.5	134.1	133.0	33.0%
Orlando, FL	100.0	110.3	123.5	135.4	137.0	140.9	146.0	144.9	44.9%
Las Vegas, NV	100.0	125.1	141.3	149.0	151.2	157.0	161.9	161.5	61.5%
San Antonio, TX	100.0	101.1	108.0	113.9	117.0	119.7	126.7	124.7	24.7%
Denver, CO	100.0	111.0	121.5	136.5	140.5	148.7	150.6	149.9	49.9%
Austin, TX	100.0	110.1	122.2	133.9	138.4	143.2	146.0	145.7	45.7%
Greenville, SC	100.0	104.1	110.8	117.8	120.6	125.0	125.5	127.6	27.6%
Average									37.7%

(1)
Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through December 31, 2016. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.

(2)	Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent

Disposition Summary
(Amounts in thousands, except property data)

	Single-Family Properties Held for Sale (1)			Single-Family Properties Sold 1Q17
Market	Vacant	Leased	Total	Number of Properties	Net Proceeds (2)
Greater Chicago area, IL and IN	102	306	408	61	$4,578
Inland Empire, CA	4	49	53	6	1,580
Miami, FL	28	25	53	5	1,339
Central Valley, CA	11	34	45	1	199
Atlanta, GA	15	11	26	13	2,175
Dallas-Fort Worth, TX	6	13	19	1	161
San Antonio, TX	7	7	14	4	419
Raleigh, NC	8	4	12	1	180
Phoenix, AZ	5	3	8	5	413
Oklahoma City, OK	3	5	8	1	154
Denver, CO	3	5	8	1	262
Memphis, TN	3	4	7	1	57
Tucson, AZ	4	3	7	—	—
Nashville, TN	2	4	6	—	—
Charlotte, NC	1	4	5	1	190
Orlando, FL	4	—	4	1	310
Indianapolis, IN	2	2	4	387	10,487
Charleston, SC	2	1	3	—	—
Fort Myers, FL	3	—	3	—	—
Houston, TX	—	3	3	2	257
Cincinnati, OH	1	1	2	—	—
Columbus, OH	1	1	2	1	148
Tampa, FL	1	—	1	—	—
Greenville, SC	1	—	1	—	—
Knoxville, TN	1	—	1	—	—
Austin, TX	1	—	1	1	138
Las Vegas, NV	—	—	—	9	658
Albuquerque, NM	—	—	—	2	336
Total	219	485	704	504	$24,041

(1)	Reflects single-family properties held for sale as of March 31, 2017.

(2)	Net proceeds include a $7.0 million note receivable.

ATM Share Issuance History
(Amounts in thousands, except share and per share data)

Board authorization announced on 11/10/16		$400,000

Quarterly Period	Common Shares Issued	Gross Proceeds	Average Issuance Price Per Share
4Q16	4,919,948	$103,983	$21.13
1Q17	629,532	14,304	22.72
Total	5,549,480	$118,287	$21.31

	Remaining authorization:	$281,713

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations
Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to annual rent of the previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month lease renewals during the period.

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month lease for each individual property.

Core Net Operating Income ("Core NOI"), Same-Home Core NOI, Same-Home Core NOI After Capital Expenditures, Unencumbered Core NOI and Encumbered Core NOI
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues from single-family properties, which is calculated as rents and fees from single-family properties, net of bad debt expense, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense, expenses reimbursed by tenant charge-backs and bad debt expense.

Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of convertible units, (3) gain or loss on early extinguishment of debt, (4) gain or loss on sales of single-family properties and other, (5) depreciation and amortization, (6) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (7) noncash share-based compensation expense, (8) interest expense, (9) general and administrative expense, (10) other expenses and (11) other revenues. We consider Core NOI to be a meaningful financial measure because we believe it is helpful to investors in understanding the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting capital expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe is a meaningful supplemental non-GAAP financial measure because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income (loss) or net cash flows from operating activities (as computed in accordance with GAAP).

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
The following are reconciliations of core revenues, core property operating expenses, Core NOI, Same-Home Core NOI, Same-Home Core NOI After Capital Expenditures, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the three months ended March 31, 2017 and 2016 (amounts in thousands):

	For the Three Months Ended Mar 31,
	2017	2016
	(Unaudited)	(Unaudited)
Core revenues
Total revenues	$233,754	$194,959
Tenant charge-backs	(28,373)	(21,016)
Bad debt expense	(1,510)	(1,069)
Other revenues	(1,670)	(3,751)
Core revenues	$202,201	$169,123

Core property operating expenses
Property operating expenses	$83,305	$68,612
Property management expenses	17,478	16,746
Noncash share-based compensation expense (1)	(417)	(357)
Expenses reimbursed by tenant charge-backs	(28,373)	(21,016)
Bad debt expense	(1,510)	(1,069)
Core property operating expenses	$70,483	$62,916

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net loss attributable to common shareholders	$(1,490)	$(4,377)
Dividends on preferred shares	13,587	5,569
Noncontrolling interest	(301)	3,836
Net income	11,796	5,028
Remeasurement of participating preferred shares	5,410	300
Gain on conversion of Series E units	—	(11,463)
Gain on sale of single-family properties and other, net	(2,026)	(234)
Depreciation and amortization	73,953	69,517
Acquisition fees and costs expensed	1,096	5,653
Noncash share-based compensation expense (1)	417	357
Interest expense	31,889	30,977
General and administrative expense	9,295	8,570
Other expenses	1,558	1,253
Other revenues	(1,670)	(3,751)
Tenant charge-backs	28,373	21,016
Expenses reimbursed by tenant charge-backs	(28,373)	(21,016)
Bad debt expense excluded from operating expenses	1,510	1,069
Bad debt expense included in revenues	(1,510)	(1,069)
Core Net Operating Income	131,718	106,207
Less: Non-Same-Home Core Net Operating Income	28,381	10,126
Same-Home Core Net Operating Income	103,337	96,081
Less: Same-Home capital expenditures	5,063	5,908
Same-Home Core Net Operating Income After Capital Expenditures	$98,274	$90,173

Unencumbered Core NOI and Encumbered Core NOI
Core Net Operating Income	$131,718	$106,207
Less: Encumbered Core Net Operating Income	61,102	56,808
Unencumbered Core Net Operating Income	$70,616	$49,399

(1)	Represents noncash share-based compensation expense related to centralized and field property management employees, which is included within property management expenses.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.

Debt and Preferred Shares to Adjusted EBITDA

Mar 31, 2017
(Unaudited)
Total Debt	$2,999,587
Preferred shares at liquidation value	975,405
Total Debt and preferred shares	3,974,992

Adjusted EBITDA - TTM	$477,578

Debt and Preferred Shares to Adjusted EBITDA	8.3 x

Fixed Charge Coverage

For the Trailing Twelve Months Ended Mar 31, 2017
(Unaudited)
Interest expense per income statement	$131,759
Less: noncash interest expense related to acquired debt	(4,829)
Less: amortization of deferred financing costs	(10,653)
Add: capitalized interest	2,257
Cash interest	118,534
Dividends on preferred shares	48,255
Fixed charges	166,789

Adjusted EBITDA	$477,578

Fixed Charge Coverage	2.9 x

Net Debt to Adjusted EBITDA

	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total Debt	$2,999,587	$2,981,062	$2,988,383	$3,166,858	$3,469,465
Less: cash and cash equivalents	(495,802)	(118,799)	(106,308)	(270,369)	(71,438)
Net debt	$2,503,785	$2,862,263	$2,882,075	$2,896,489	$3,398,027

Adjusted EBITDA - TTM	$477,578	$454,415	$420,989	$385,801	$344,852

Net Debt to Adjusted EBITDA	5.2 x	6.3 x	6.8 x	7.5 x	9.9 x

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
Unencumbered Core NOI %

Mar 31, 2017
(Unaudited)
Unencumbered Core Net Operating Income	$70,616
Core Net Operating Income	$131,718
Unencumbered Core Net Operating Income %	53.6%

EBITDA / Adjusted EBITDA / Adjusted EBITDA Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. Adjusted EBITDA is a supplemental non-GAAP financial measure calculated by adjusting EBITDA for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) net gain or loss on sales / impairment of single-family properties and other, (3) noncash share-based compensation expense, (4) gain or loss on early extinguishment of debt, (5) gain or loss on conversion of convertible units and (6) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value. Adjusted EBITDA Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDA divided by total revenues, net of tenant charge-backs. We consider Adjusted EBITDA and Adjusted EBITDA Margin to be meaningful financial measures of operating performance because they exclude the impact of various income and expense items that are not indicative of operating performance.

The following is a reconciliation of net loss attributable to common shareholders, determined in accordance with GAAP, to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for the three months ended March 31, 2017 and 2016 (amounts in thousands):

	For the Three Months Ended Mar 31,
	2017	2016
	(Unaudited)	(Unaudited)
Net loss attributable to common shareholders	$(1,490)	$(4,377)
Dividends on preferred shares	13,587	5,569
Noncontrolling interest	(301)	3,836
Net income	11,796	5,028
Interest expense	31,889	30,977
Depreciation and amortization	73,953	69,517
EBITDA	$117,638	$105,522

Noncash share-based compensation expense (1)	938	870
Acquisition fees and costs expensed	1,096	5,653
Net (gain) on sale / impairment of single-family properties and other	(1,097)	(60)
Remeasurement of Series E units	—	—
Remeasurement of participating preferred shares	5,410	300
Adjusted EBITDA	$123,985	$100,822

Total revenues	$233,754	$194,959
Less: tenant charge-backs	(28,373)	(21,016)
Total revenues, net of tenant charge-backs	$205,381	$173,943

Adjusted EBITDA Margin	60.4%	58.0%

(1)
For each of the three-month periods ended March 31, 2017 and 2016, $0.5 million that related to corporate administrative employees was recorded in general and administrative expense and $0.4 million that related to centralized and field property management employees was recorded in property management expenses.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
The following is a reconciliation of net loss attributable to common shareholders, determined in accordance with GAAP, to EBITDA and Adjusted EBITDA for the following trailing twelve-month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	March 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss attributable to common shareholders	$(30,655)	$(33,542)	$(56,407)	$(63,871)	$(71,164)
Dividends on preferred shares	48,255	40,237	32,219	24,119	22,276
Noncontrolling interest	(386)	3,751	13,949	9,742	14,233
Net income (loss)	17,214	10,446	(10,239)	(30,010)	(34,655)
Interest expense	131,759	130,847	127,183	118,198	104,720
Depreciation and amortization	303,113	298,677	286,676	279,084	258,701
EBITDA	452,086	439,970	403,620	367,272	328,766

Noncash share-based compensation expense (1)	3,704	3,636	3,526	3,548	3,299
Acquisition fees and costs expensed	6,886	11,443	16,179	18,575	19,322
Net (gain) loss on sale / impairment of single-family properties and other	(10,636)	(9,599)	(11,107)	8	(60)
Loss on early extinguishment of debt	13,408	13,408	13,408	—	—
Gain on conversion of Series E units	—	(11,463)	(11,463)	(11,463)	(11,463)
Remeasurement of Series E units	—	—	1,356	1,881	(262)
Remeasurement of participating preferred shares	12,130	7,020	5,470	5,980	5,250
Adjusted EBITDA	$477,578	$454,415	$420,989	$385,801	$344,852

(1)	Represents total noncash share-based compensation expense, which is included within general and administrative expense and property management expenses.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) gain or loss on early extinguishment of debt, (5) noncash gain or loss on conversion of convertible units and (6) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) actual leasing costs incurred during the period. As a portion of our homes are recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual capital expenditures per Same-Home Property by (b) our total number of properties, excluding non-stabilized and held for sale properties.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders is a helpful measure of a REIT’s performance since this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation.

We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, are helpful to investors as supplemental measures of the operating performance of the Company as they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income (loss) per share or net cash flow provided by operating activities, as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income or loss attributable to common shareholders, determined in accordance with GAAP.

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Leased Property
A property is classified as leased upon the execution (i.e., signature) of a lease agreement.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
Platform Efficiency Percentage
Management costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of total portfolio rents and fees.

	For the Three Months Ended Mar 31,
	2017	2016
	(Unaudited)	(Unaudited)
Property management expenses, net of tenant charge-backs (1)	$15,600	$14,937
General and administrative expense (2)	8,774	8,057
Leasing costs	1,482	1,929
Platform costs	$25,856	$24,923

Rents from single-family properties	$201,107	$167,995
Fees from single-family properties	2,604	2,197
Total portfolio rents and fees	$203,711	$170,192

Platform Efficiency Percentage	12.7%	14.6%

(1)
Excludes noncash share-based compensation expense of $0.4 million related to centralized and field property management employees included in property management expenses for each of the three-month periods ended March 31, 2017 and 2016.

(2)
Excludes noncash share-based compensation expense of $0.5 million related to corporate administrative employees included in general and administrative expense for each of the three-month periods ended March 31, 2017 and 2016.

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are considered stabilized, as an entire group, provided (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards.

Total Debt
Includes principal balances on asset-backed securitizations, exchangeable senior notes, secured notes payable and borrowings outstanding under our revolving credit facility and term loan facility as of period end, and excludes unamortized discounts on acquired debt, the value of exchangeable senior notes classified within equity and unamortized deferred loan costs.

Total Market Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Turnover Rate
The number of tenant move-outs during the period, divided by the total number of properties.

Executive Management

David P. Singelyn	Jack Corrigan
Chief Executive Officer	Chief Operating Officer

Diana M. Laing	Sara H. Vogt-Lowell
Chief Financial Officer	Chief Legal Officer

David Goldberg	Stephanie Heim
Executive Vice President	Executive Vice President - Counsel & Assistant Secretary

Christopher C. Lau	Bryan Smith
Executive Vice President - Finance	Executive Vice President - President of Property Management

Corporate Information	Investor Relations

American Homes 4 Rent	(855) 794-AH4R (2447)
30601 Agoura Road, Suite 200	investors@ah4r.com
Agoura Hills, CA 91301
(805) 413-5300
www.americanhomes4rent.com

Analyst Coverage (1)

Bank of America Merrill Lynch	Credit Suisse	FBR Capital Markets & Co	Green Street Advisors
Juan Sanabria	Douglas Harter	David Corak	Dave Bragg
juan.sanabria@baml.com	douglas.harter@credit-suisse.com	dcorak@fbr.com	dbragg@greenst.com

GS Global Investment Research	JMP Securities	JP Morgan Securities	Keefe, Bruyette & Woods, Inc.
Andrew Rosivach	Aaron Hecht	Anthony Paolone	Jade Rahmani
andrew.rosivach@gs.com	ahecht@jmpsecurities.com	anthony.paolone@jpmorgan.com	jrahmani@kbw.com

Mizuho Securities USA Inc.	Morgan Stanley	Raymond James & Associates, Inc.	Wells Fargo Securities
Haendel St. Juste	Richard Hill	Buck Horne	Jeff Donnelly
haendel.st.juste@mizuho-sc.com	richard.hill1@morganstanley.com	buck.horne@raymondjames.com	jeff.donnelly@wellsfargo.com

Zelman & Associates
Dennis McGill
dennis@zelmanassociates.com

(1)
The sell-side analysts listed above follow American Homes 4 Rent ("AMH"). Any opinions, estimates or forecasts regarding AMH's performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.